UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 5, 2010

CHINA SHUANGJI CEMENT LTD.

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(Exact Name of small business issuer as specified in its charter)

Delaware

000-52440

95-3542340

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(State of Incorporation)

(Commission File No.)

(IRS Employer ID Number)

221 Linglong Road, Zhaoyuan City, Shandong Province

People’s Republic of China, 265400

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(Address of principal executive offices)

(86) 535-8213217

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2010, Michelle Zhu was hired as our new Chief Financial Officer effective as of such date. We entered into a two year employment agreement with Ms. Zhu which may be extended for an additional term upon the written consent of both parties. Under the agreement, she will receive an annual salary of $100,000 for year one and $120,000 for year two of the employment. She also received a stock grant of 60,000 shares of restricted common stock which will vest in 15,000 increments every six months.  On the same date, Mr. Hongcheng Liu resigned as our Chief Financial Officer but will continue as an employee of the Company.  The resignation is not a result of any matter relating to our operations, policies, or practices.

Ms. Zhu (age 47) is a certified public accountant and is fluent in English and Mandarin. From January 2007 to October 2009, Ms. Zhu was Audit Manager of Kabani & Company, Inc. certified public accountants, located in Los Angeles, California where she performed SEC audits and reviews of various public companies, among other regulatory work. From April 2003 to December 2005, she was accountant/office manager of Wireless Ics, Inc. of Irvine, California. During a majority of 2006, she attended The Paul Merage School of Business at the University of California-Irvine, where she received a Masters of Business Administration degree in December 2006. She also received a Bachelor of Business Administration, Accounting from California State University-Fullerton in May 2004, and presently is obtaining a Masters of Taxation degree at the University of Southern California.

There are no family relationships between Mrs. Zhu and any of our other executive officers or directors. Other than as stated herein, (i) there is no arrangement or understanding between Ms. Zhu and any other person(s) pursuant to which she was selected as our officer, and (ii) there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Ms. Zhu had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA SHUANGJI CEMENT LTD.

By:  /s/ Wenji Song

      Wenji Song

      President

Date: January 6, 2010